Page 56 of 82 Pages

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.



                                                                   WARRANT NO. 6

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                                  BLUEFLY, INC.


               THIS IS TO CERTIFY THAT SFM DOMESTIC INVESTMENTS LLC or its registered assigns (the "Holder"), is the owner of the right to subscribe for and to purchase from BLUEFLY, INC., a New York corporation (the "Company"), one thousand five hundred eighty-five (1,585), (the "Number Issuable"), fully paid, duly authorized and nonassessable shares of Common Stock at a price equal to the price at which the Next Round Securities are convertible into or exchangeable for shares of Common Stock (the "Exercise Price"), at any time, in whole or in part, from and after the closing of the Next Round Financing and prior to 5:00 PM New York City time, on May 10, 2005 (the "Expiration Date") all on the terms and subject to the conditions hereinafter set forth (the "Warrants").

               The Number Issuable is subject to further adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

               Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 12 hereof.

                                                             Page 57 of 82 Pages

               Section 1.     Exercise of Warrants.


                    (a) Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time, on or after the date hereof and prior to the Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (A) this Warrant Certificate, (B) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued and (C) payment of the Exercise Price for such Warrants, which shall be payable by any one or any combination of the following: (i) cash;
(ii) certified or official bank check payable to the order of the Company; (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of the Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash or certified or official bank check) reduced by that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price (assuming no Cashless Exercise) to be paid by (y) the Market Price of one Share of Common Stock on the Business Day which immediately precedes the day of exercise of the Warrant; or (iv) by the delivery of shares of the Common Stock having a value (as defined by the next sentence) equal to the aggregate Exercise Price to be paid, that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash. Any share of Common Stock delivered as payment for the Exercise Price in connection with an In-Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one Share of Common Stock on the Business Day which immediately precedes the day of exercise of the Warrants. An exercise of a Warrant in accordance with clause (iii) is herein referred to as a "Cashless Exercise" and an exercise of a Warrant in accordance with clause (iv) is herein referred to as an "In-Kind Exercise." The documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Warrant Exercise Documentation."

                    (b) As promptly as practicable, and in any event within five (5) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (B) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (C) if less than the full number of Warrants evidenced hereby are being exercised or used in a Cashless Exercise, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised and/or used in a Cashless Exercise. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                                                             Page 58 of 82 Pages

                    (c) The Company shall pay all expenses incurred by the Company in connection with and taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, as the case may be, in any name other than that of the registered holder of the Warrant evidenced hereby.

                    (d) In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price for one Share of Common Stock on the Business Day which immediately precedes the day of exercise. If more than one (1) such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

               Section 2.     Certain Adjustments.


                    (a) The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                         (i)  Stock  Dividends,   Subdivision,   Combination  or
Reclassification of Common Stock. If at any time after the date of the issuance of this Warrant the Company shall (i) pay a dividend on Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Holder will be entitled to receive the number and kind of shares of capital stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph 2(a)(v).

                                                             Page 59 of 82 Pages

                         (ii) Extraordinary Distributions.  If at any time after
the date of issuance of this Warrant, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (i) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (ii) dividends payable in shares of capital stock for which adjustment is made under Section 2(a)(i) or rights, options or warrants to subscribe for or purchase securities of the Company), then in each such case the number of shares of Common Stock to be delivered to such Holder upon exercise of this Warrant shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Exercise Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Exercise Price.

                         (iii)Reorganization,  etc.  If at any  time  after  the
date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of either Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of this Warrant, the Holder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(a). The Company shall not enter into any of the transactions referred to in this Section 2(a)(iii) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 2(a)(iii).

                         (iv) Carryover.  Notwithstanding any other provision of
this Section 2(a), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

                                                             Page 60 of 82 Pages

                    (v)  Exercise Price Adjustment.

                         (i)  Whenever the Number  Issuable upon the exercise of
the Warrant is adjusted as provided pursuant to this Section 2(a), the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number Issuable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the Number Issuable immediately thereafter; provided, however, that the Exercise Price for each Share of the Common Stock shall in no event be less than the par value of a share of such Common Stock.

                         (ii) If the  price at which the Next  Round  Securities
are convertible into shares of Common Stock is adjusted pursuant to documents that create and define the Next Round Securities, then the Exercise Price of the Warrants shall be adjusted accordingly provided that there should be no duplication of adjustments.

                    (b) Notice of Adjustment. Whenever the Number Issuable or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the Number Issuable and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

               Section 3. No Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

                                                             Page 61 of 82 Pages

               Section 4. Notice of Certain Events. In case at any time or from time to time (i) the Company shall declare any dividend or any other distribution to the holders of Common Stock, (ii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right,
(iii) the Company shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to
Section 2(a)(i), (ii), or (iii), or (iv) there shall be any capital reorganization or reclassification of Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or
(v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which the transactions contemplated in Sec-tion 2(a)(i), (ii), or (iii), a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of record of either Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Common Stock shall be entitled to exchange the Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

               Section 5. Certain Covenants. The Company covenants and agrees that all shares of Capital Stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

               Section 6. Registered Holder. The persons in whose names this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered Holder of this Warrant Certificate, in their capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

               Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter and opinion of counsel, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

                                                             Page 62 of 82 Pages

               Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.


               Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

               Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

               Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of either Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

               Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

               "Capital   Stock"  of  any  Person  means  any  and  all  shares,
interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all Next Round Securities or Series A Preferred Shares and any rights, warrants or options to purchase such Person's capital stock.

               "Common Stock" shall mean the common stock of the Company.

                                                             Page 63 of 82 Pages

               "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the average of the closing bid and ask price of the Common Stock on such date; or (b) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company; or (c) if neither (a) nor (b) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 15% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

               "Next Round Securities" shall have the meaning given it in the Note and Warrant Purchase Agreement.

               "Note and Warrant Purchase Agreement" shall mean that certain note and warrant purchase agreement between the Company, the Holder and Quantum Industrial Partners LDC dated May 10, 2000 as the same may be amended from time to time in accordance with its terms.

               "NYSE" shall mean the New York Stock Exchange, Inc.

               "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                                                             Page 64 of 82 Pages

               Section 10. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Note and Warrant Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

               IN  WITNESS   WHEREOF,   the  Company  has  caused  this  Warrant
Certificate to be duly executed as of the Issue Date.

                                        BLUEFLY, INC.

                                        By:     /S/ KEN SEIFS
                                                -------------------------------
                                                Name:   Ken Seifs
                                                Title:  Cheif Executive Officer

                                                             Page 65 of 82 Pages

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

               The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID
Number is _________________ and whose record address is _____________________________________, and irrevocably appoints ________________
as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                                Signature:


                                                -------------------------------


                                                Signature Guarantee:


                                                --------------------------------




Date: ___________________________